Exhibit 5.1

From :	Bernie Lee	DID :	+65 9822 3300
bernie.lee@agasia.law		Fax :	+65 6327 3800

Our reference	:	BLEE/1024006868	11 July 2024
Your reference	:

Karooooo Ltd. 1 Harbourfront Avenue #14-07 Keppel Bay Tower Singapore 098632 Board of Directors of Karooooo Ltd.

Dear Sirs

KAROOOOO LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM F-3 OF THE COMPANY

1.	We have acted as Singapore legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), in relation to the offer, resale, transfer or otherwise disposal (“Offering”) of up to 6,000,000 ordinary shares in the capital of the Company (“Shares”) by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”) (the “Selling Shareholder Shares”). The Selling Shareholder Shares comprise Shares issued and existing as at the date of this opinion. We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

2.	For the purpose of rendering this opinion, we have examined:

(a)	a copy of the Registration Statement;

(b)	a copy of the Constitution of the Company (the “Constitution”);

(c)	a copy of the Certificate Confirming Incorporation of Company dated 21 May 2018 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) (the “2018 Certificate”);

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax: +65 6327 3800

allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act 2005 with limited liability. A list of the Partners and their professional qualifications may be inspected at the address specified above.

(d)	a copy of the Certificate Confirming Incorporation of Company dated 13 November 2020 issued by ACRA (the “2020 Certificate”);

(e)	a copy of the Certificate Confirming Incorporation of Company dated 22 February 2021 issued by ACRA confirming that the Company is a public company limited by shares (together with the 2018 Certificate and the 2020 Certificate, the “Certificates”);

(f)	copies of the resolutions in writing of the board of directors of the Company dated 19 May 2018, 18 July 2019, 18 November 2020, 26 February 2021, 22 March 2021, 6 April 2021, 15 April 2021 and 16 April 2021 (the “Board Resolutions”);

(g)	copies of the resolutions in writing or, as the case may be, minutes of meeting of the shareholders of the Company dated 4 July 2019, 18 November 2020 and 22 March 2021 (together with the Board Resolutions, the “Resolutions”); and

(h)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this opinion.

4.	We have assumed:

(a)	the correctness of all facts stated in all documents submitted to us;

(b)	the genuineness of all signatures (including electronic signatures) and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that copies of each of the documents (including the Resolutions) submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

(d)	that the Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Resolutions;

(e)	that copies of each of the Constitution and the Certificates submitted to us for examination are true, complete and up-to-date copies;

(f)	that the Company was solvent at the relevant time of issuance of any of the Selling Shareholder Shares;

(g)	that full and valid consideration has been furnished for the issuance of the Selling Shareholder Shares;

(h)	that the 9,410,712 Shares allotted and issued by the Company to Cede & Co. on 16 April 2021 were allotted and issued pursuant to and in connection with the subscription of Shares by minority shareholders of Cartrack Holdings Limited (“Cartrack”) who elect to use all or a portion of the cash consideration received from the Company in connection with the acquisition by the Company for cash of the outstanding ordinary shares of Cartrack held by the minority shareholders of Cartrack as referred to under the resolutions in writing of the shareholders of the Company dated 22 March 2021;

(i)	that the Selling Shareholder Shares were allotted and issued by the Company pursuant to the resolutions in writing of the board of directors of the Company dated 19 May 2018 and the resolutions in writing or, as the case may be, minutes of meetings of the shareholders of the Company dated 4 July 2019, 18 November 2020 and 22 March 2021;

(j)	(i) that the information disclosed by the electronic searches made on 11 July 2024 (the “ACRA Searches”) of the electronic records of the ACRA against the Company is true and complete, (ii) that such information has not since then been materially altered, and (iii) that the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches; and

(k)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft.

5.	Based upon and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that the Selling Shareholder Shares which have been issued as at the date of this opinion have been duly authorised by the Company and, assuming that such Selling Shareholder Shares were issued and when delivered by the Company against payment of the full consideration payable for such Selling Shareholder Shares, are validly issued, fully paid and non-assessable.

6.	For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Selling Shareholder Shares offered means under Singapore law that holders of such shares, having fully paid up all amounts due on such shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

7.	This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

8.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

9.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments or supplements thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10.	This opinion is given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully
/s/ Allen & Gledhill LLP
Allen & Gledhill LLP

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